Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT is made and entered into as of June 30, 2009 by and between MEPT Commerce Park Tualatin II and III LLC, a Delaware limited liability company (fka NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. § 9.18) (the “Landlord”), and Bioject Medical Technologies, Inc., an Oregon corporation (the “Tenant”). All capitalized terms not defined herein shall have the meanings given to them in the Lease (defined below).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated October 24, 2003, as amended by that certain First Amendment to Lease dated December 2003, a Second Amendment to Lease dated November 18, 2008, and a Third Amendment to Lease dated March 25, 2009 (collectively, the “Lease”), for certain Premises containing approximately 40,572 square feet (the “Premises”) within Building H of the project commonly known as Tualatin Corporate Center (the “Project”). The Premises is more particularly described in the Lease.

B. Tenant desires to extend the temporary Base Rent deferral arrangement set forth in the Third Amendment. Landlord desires to accommodate Tenant’s request on the terms and conditions set forth below.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Lease as follows:

1. Temporary (Partial) Base Rent Abatement. For the period commencing on May 1, 2009 through June 30, 2009, Tenant’s Base Rent shall be partially abated by $12,000 for each of the two months during such period for a total abatement of $24,000 (“Partial Abatement III”). Landlord, in its sole discretion, may, by written notice, extend the period of Partial Abatement III on a month-to-month basis through December 31, 2009. Partial Abatement III, plus accrued interest at the rate of 9% per annum, shall be due within sixty (60) days upon the earlier to occur of (i) sale of all or substantially all of the assets of Tenant or the acquisition or merger of Tenant or the occurrence of any other transaction identified in Section 4.15.4 of the Lease, (ii) capital or equity raise of $3,000,000 (Three million dollars) or more, (iii) strategic partnership with up-front payments over $300,000 (Three hundred thousand dollars), (iv) default by Tenant under the Lease; provided, that if none of the foregoing events have occurred by December 31, 2010, Tenant shall commence paying back Partial Abatement III (plus interest) in twelve (12) equal installments at the same time and in the same manner as Base Rent commencing on January 1, 2011 and on the first of each month thereafter until paid in full. The parties acknowledge that Partial Abatement I and Partial Abatement II are still accruing. The schedule attached as Exhibit A shows the total amount accruing to date and the payment schedule.

2. Non-Waiver. The granting of Partial Abatement III shall not be deemed a waiver by Landlord of its right to demand the prompt payment of Base Rent and other sums due under the Lease now or in the future. Further, the failure of the Tenant to comply with the terms of this

Amendment or to pay Partial Abatement III when due shall be a default and Landlord shall be entitled to pursue all of its remedies under the Lease for non-payment of Rent.

3. Full Force and Effect. The terms and conditions of the Lease, as modified by this Amendment, shall remain in full force and effect are hereby ratified and affirmed.

DATED as of the date first above written.

LANDLORD:					TENANT:

MEPT Commerce Park Tualatin II and III LLC, a Delaware limited liability company					BIOJECT MEDICAL TECHNOLOGIES, INC., an Oregon corporation

By:	NewTower Trust Company, as Trustee of the NewTower Trust Company Multi-Employer Property Trust, its sole member				By:	/s/ Ralph Makar
					Name:	Ralph Makar
					Its:	President and CEO

	By:	Kennedy Associates Real Estate Counsel, LP, a Washington limited partnership, its authorized signatory

		By:	Kennedy Associates Real Estate Counsel GP, LLC, a Washington limited liability company, its general partner

			By:	/s/ R. Greg Skinner
R. Greg Skinner
Vice President

EXHIBIT A

Bioject - Partial Rent Abatement I, II, and III

(iv) default by Tenant under the Lease; provided, that if none of the foregoing events have occurred by December 31, 2010, Tenant shall commence paying back Partial Abatement III (plus interest) in twelve (12) equal installments at the same time and in the same manner as Base Rent commencing on January 1, 2011 and on the first of each month thereafter until paid in full.

Principle + Accrued Interest on 12/31/2010	$119,824.52
Interest rate	9.00%
Payback Period	12

Monthly payment	$9,985.38

	Month	Beginning Principal	Additional Abatement	Monthly Payment		Ending Principal
				Principle	Interest
Nov-08	1	$15,000.00	$0.00	$0.00	$112.50	$15,112.50
Dec-08	2	$15,112.50	$15,000.00	$0.00	$225.84	$30,338.34
Jan-08	3	$30,338.34	$15,000.00	$0.00	$340.04	$45,678.38
Feb-09	4	$45,678.38	$8,112.54	$0.00	$403.43	$54,194.35
Mar-09	5	$54,194.35	$12,000.00	$0.00	$496.46	$66,690.81
Apr-09	6	$66,690.81	$12,000.00	$0.00	$590.18	$79,280.99
May-09	7	$79,280.99	$12,000.00	$0.00	$684.61	$91,965.60
Jun-09	8	$91,965.60	$12,000.00	$0.00	$779.74	$104,745.34
Jul-09	9	$104,745.34	$0.00	$0.00	$785.59	$105,530.93
Aug-09	10	$105,530.93	$0.00	$0.00	$791.48	$106,322.41
Sep-09	11	$106,322.41	$0.00	$0.00	$797.42	$107,119.83
Oct-09	12	$107,119.83	$0.00	$0.00	$803.40	$107,923.23
Nov-09	13	$107,923.23	$0.00	$0.00	$809.42	$108,732.65
Dec-09	14	$108,732.65	$0.00	$0.00	$815.49	$109,548.15
Jan-10	15	$109,548.15	$0.00	$0.00	$821.61	$110,369.76
Feb-10	16	$110,369.76	$0.00	$0.00	$827.77	$111,197.53
Mar-10	17	$111,197.53	$0.00	$0.00	$833.98	$112,031.52
Apr-10	18	$112,031.52	$0.00	$0.00	$840.24	$112,871.75
May-10	19	$112,871.75	$0.00	$0.00	$846.54	$113,718.29
Jun-10	20	$113,718.29	$0.00	$0.00	$852.89	$114,571.18
Jul-10	21	$114,571.18	$0.00	$0.00	$859.28	$115,430.46
Aug-10	22	$115,430.46	$0.00	$0.00	$865.73	$116,296.19
Sep-10	23	$116,296.19	$0.00	$0.00	$872.22	$117,168.41
Oct-10	24	$117,168.41	$0.00	$0.00	$878.76	$118,047.17
Nov-10	25	$118,047.17	$0.00	$0.00	$885.35	$118,932.53
Dec-10	26	$118,932.53	$0.00	$0.00	$891.99	$119,824.52
Jan-11	1	$119,824.52	$0.00	$9,985.38	$0.00	$109,839.14
Feb-11	2	$109,839.14	$0.00	$9,985.38	$0.00	$99,853.77
Mar-11	3	$99,853.77	$0.00	$9,985.38	$0.00	$89,868.39
Apr-11	4	$89,868.39	$0.00	$9,985.38	$0.00	$79,883.01
May-11	5	$79,883.01	$0.00	$9,985.38	$0.00	$69,897.64
Jun-11	6	$69,897.64	$0.00	$9,985.38	$0.00	$59,912.26
Jul-11	7	$59,912.26	$0.00	$9,985.38	$0.00	$49,926.88
Aug-11	8	$49,926.88	$0.00	$9,985.38	$0.00	$39,941.51
Sep-11	9	$39,941.51	$0.00	$9,985.38	$0.00	$29,956.13
Oct-11	10	$29,956.13	$0.00	$9,985.38	$0.00	$19,970.75
Nov-11	11	$19,970.75	$0.00	$9,985.38	$0.00	$9,985.38
Dec-11	12	$9,985.38	$0.00	$9,985.38	$0.00	$0.00